UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MoneyGram International, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 6, 2014. The following matters were voted on by the Company’s stockholders and received the following votes:

Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2015 annual meeting of stockholders:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
J. Coley Clark	52,124,040	3,159,963	6,030	1,578,602
Victor W. Dahir	55,176,494	107,619	5,920	1,578,602
Antonio O. Garza	51,978,619	3,302,023	9,391	1,578,602
Thomas M. Hagerty	39,303,386	15,980,331	6,316	1,578,602
Seth W. Lawry	47,137,174	8,139,235	13,624	1,578,602
Pamela H. Patsley	49,367,993	5,916,207	5,833	1,578,602
Ganesh B. Rao	51,428,938	3,855,084	6,011	1,578,602
W. Bruce Turner	55,176,587	107,313	6,133	1,578,602
Peggy Vaughan	55,059,737	220,766	9,530	1,578,602

Proposal 2. The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
51,702,815	3,575,073	12,145	1,578,602

Proposal 3. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
56,788,397	62,262	17,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name:	Francis Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: May 12, 2014